Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contacts:	Media and Investor
Matt Beasley
(405) 558-4600

Enable Midstream Announces Second Quarter 2021 Financial and Operating Results

OKLAHOMA CITY (Aug 4, 2021) - Enable Midstream Partners, LP (NYSE: ENBL) today announced financial and operating results for second quarter 2021.

Net income attributable to limited partners was $87 million for second quarter 2021, an increase of $43 million compared to $44 million of net income for second quarter 2020. Net income attributable to common units was $79 million for second quarter 2021, an increase of $44 million compared to $35 million of net income for second quarter 2020. Net cash provided by operating activities was $190 million for second quarter 2021, an increase of $79 million compared to $111 million for second quarter 2020. Adjusted EBITDA was $251 million for second quarter 2021, an increase of $27 million compared to $224 million for second quarter 2020. Distributable cash flow (DCF) was $184 million for second quarter 2021, an increase of $36 million compared to $148 million for second quarter 2020.

For second quarter 2021, DCF exceeded declared distributions to common unitholders by $112 million, resulting in a distribution coverage ratio of 2.56x.

For additional information regarding the non-GAAP financial measures Gross margin, Adjusted EBITDA, DCF, Adjusted interest expense and distribution coverage ratio, please see “Non-GAAP Financial Measures.”

MANAGEMENT PERSPECTIVE

“Enable delivered a solid second quarter, and I am proud of our team’s continued efforts,” said Rod Sailor, president and CEO. “We remain focused on developing and building innovative market solutions for our customers. Following FERC approval in June of our Gulf Run Pipeline project, we are moving forward to safely and efficiently construct the pipeline and place it into service as scheduled. We also saw strong customer interest for a recent open season we held for the Supply Diversity Project on our EGT pipeline, a project designed to address the supply and demand disparities seen in February of this year during Winter Storm Uri.”

Exhibit 99.1
BUSINESS HIGHLIGHTS

•Achieved higher net income attributable to limited partners, Adjusted EBITDA and DCF for second quarter 2021 compared to second quarter 2020, primarily as a result of higher commodity prices and higher gathering and processing volumes due to production curtailments experienced during the second quarter of 2020 as a result of low crude prices
•Fully funded the partnership’s capital program and distributions for second quarter 2021 while reducing leverage as measured by total debt to Adjusted EBITDA to below 4.0x on a trailing twelve-month basis
•10 rigs were drilling wells across Enable’s footprint expected to be connected to Enable’s gathering systems as of July 28, 2021, with 6 rigs operating in the Anadarko Basin and 4 rigs operating in the Ark-La-Tex Basin
•Contracted or extended over 300,000 dekatherms per day (Dth/d) of transportation capacity during second quarter 2021 on Enable Gas Transmission, LLC (EGT), Enable Mississippi River Transmission, LLC and Enable Oklahoma Intrastate Transmission, LLC (EOIT)
•Contracted for 100,000 Dth/d of firm service with a utility customer on Enable’s Southeast Supply Header, LLC joint venture
•As previously announced, received Federal Energy Regulatory Commission approval under section 7(c) of the Natural Gas Act to construct and operate the Gulf Run Pipeline project
•Completed a successful open season with significant customer interest for the EGT Supply Diversity Project, which would provide Mid-Continent markets access to supply and storage in and around the Perryville Hub area
•Attained a favorable rate case settlement for EOIT rates governed by section 311 of the Natural Gas Policy Act

ENERGY TRANSFER TRANSACTION UPDATE

Energy Transfer LP’s (NYSE: ET) merger with Enable is subject, among other conditions, to the delivery of written consents representing the affirmative vote or consent of holders of at least a majority of Enable’s outstanding common units, and this consent was obtained through a unitholder vote, which ended May 7, 2021. On May 12, 2021, Enable and Energy Transfer each received a request for additional information and documentary material from the FTC in connection with the FTC’s review of the merger. The effect of the second request is to extend the waiting period imposed by the Hart-Scott-Rodino Act. Enable continues to expect the transaction will close in the second half of 2021.

Exhibit 99.1
QUARTERLY DISTRIBUTIONS

As previously announced, on July 30, 2021, the board of directors of Enable’s general partner declared a quarterly cash distribution of $0.16525 per unit on all outstanding common units for the quarter ended June 30, 2021. The distribution is unchanged from the previous quarter and represents Enable’s 29th consecutive quarterly distribution since the partnership’s initial public offering in April 2014. The quarterly cash distribution of $0.16525 per unit on all outstanding common units will be paid August 24, 2021, to unitholders of record at the close of business August 12, 2021.

As also previously announced, the board declared a quarterly cash distribution of $0.5439 per unit on all outstanding Series A Preferred Units for the quarter ended June 30, 2021. The quarterly cash distribution of $0.5439 per unit on all outstanding Series A Preferred Units will be paid August 13, 2021, to unitholders of record at the close of business July 30, 2021.

AVAILABLE INFORMATION

Enable files annual, quarterly and other reports and other information with the U.S. Securities and Exchange Commission (SEC). Enable’s SEC filings are also available at the SEC’s website at https://www.sec.gov which contains information regarding issuers that file electronically with the SEC. Information about Enable may also be obtained at the offices of the NYSE, 20 Broad Street, New York, New York 10005, or on Enable’s website at https://enablemidstream.com. On the Investor Relations section of Enable’s website, https://investors.enablemidstream.com, Enable makes available free of charge a variety of information to investors. Enable’s goal is to maintain the Investor Relations section of its website as a portal through which investors can easily find or navigate to pertinent information about Enable, including but not limited to:
•Enable’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports as soon as reasonably practicable after Enable electronically files that material with or furnishes it to the SEC;
•press releases on quarterly distributions, quarterly earnings and other developments;
•governance information, including Enable’s governance guidelines, committee charters and code of ethics and business conduct;
•information on events and presentations, including an archive of available calls, webcasts and presentations;
•news and other announcements that Enable may post from time to time that investors may find useful or interesting; and
•opportunities to sign up for email alerts and RSS feeds to have information pushed in real time.

ABOUT ENABLE MIDSTREAM PARTNERS

Enable owns, operates and develops strategically located natural gas and crude oil infrastructure assets. Enable’s assets include approximately 14,000 miles of natural gas, crude oil, condensate and produced water gathering pipelines, approximately 2.6 Bcf/d of natural gas processing capacity, approximately 7,800 miles of interstate pipelines (including Southeast Supply Header, LLC of which Enable owns 50%), approximately 2,200 miles of intrastate pipelines and seven natural gas storage facilities comprising 84.5 billion cubic feet of storage capacity. For more information, visit https://enablemidstream.com.

Exhibit 99.1

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100%) of Enable’s distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Enable’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate. Brokers and nominees, and not Enable, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

NON-GAAP FINANCIAL MEASURES

Enable has included the non-GAAP financial measures Gross margin, Adjusted EBITDA, DCF, Adjusted interest expense and distribution coverage ratio in this press release based on information in its consolidated financial statements.
Gross margin, Adjusted EBITDA, DCF, Adjusted interest expense and distribution coverage ratio are supplemental financial measures that management and external users of Enable’s financial statements, such as industry analysts, investors, lenders and rating agencies may use, to assess:
•Enable’s operating performance as compared to those of other publicly traded partnerships in the midstream energy industry, without regard to capital structure or historical cost basis;
•The ability of Enable’s assets to generate sufficient cash flow to make distributions to its partners;
•Enable’s ability to incur and service debt and fund capital expenditures; and
•The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

This press release includes a reconciliation of Gross margin to total revenues, Adjusted EBITDA and DCF to net income attributable to limited partners, Adjusted EBITDA to net cash provided by operating activities and Adjusted interest expense to interest expense, the most directly comparable GAAP financial measures as applicable, for each of the periods indicated. Distribution coverage ratio is a financial performance measure used by management to reflect the relationship between Enable’s financial operating performance and cash distributions. Enable believes that the presentation of Gross margin, Adjusted EBITDA, DCF, Adjusted interest expense and distribution coverage ratio provides information useful to investors in assessing its financial condition and results of operations. Gross margin, Adjusted EBITDA, DCF, Adjusted interest expense and distribution coverage ratio should not be considered as alternatives to net income, operating income, total revenue, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Gross margin, Adjusted EBITDA, DCF, Adjusted interest expense and distribution coverage ratio have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP measures. Additionally, because Gross margin, Adjusted EBITDA, DCF, Adjusted interest expense and distribution coverage ratio may be defined differently by other companies in Enable’s industry, its definitions of these measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Exhibit 99.1
FORWARD-LOOKING STATEMENTS

Some of the information in this press release may contain forward-looking statements. Forward-looking statements give our current expectations and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “could,” “will,” “should,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements pertaining to our pending merger with Energy Transfer LP and our expectations of plans, strategies, objectives, growth and anticipated financial and operational performance, as updated by this press release. In particular, our statements with respect to continuity plans and preparedness measures we have implemented in response to the novel coronavirus (COVID-19) pandemic and its expected impact on our business, operations, earnings and results are forward-looking statements. Forward-looking statements can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. However, when considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this press release and our Annual Report on Form 10-K for the year ended Dec. 31, 2020 (Annual Report). Those risk factors and other factors noted throughout this press release and in our Annual Report could cause our actual results to differ materially from those disclosed in any forward-looking statement. You are cautioned not to place undue reliance on any forward-looking statements.

Any forward-looking statements speak only as of the date on which such statement is made, and we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information or otherwise, except as required by applicable law.

Exhibit 99.1
ENABLE MIDSTREAM PARTNERS, LP
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(In millions, except per unit data)
Revenues (including revenues from affiliates):
Product sales	$460	$196	$1,087	$484
Service revenues	327	319	670	679
Total Revenues	787	515	1,757	1,163
Cost and Expenses (including expenses from affiliates):
Cost of natural gas and natural gas liquids (excluding depreciation and amortization shown separately)	426	177	945	403
Operation and maintenance	91	115	175	217
General and administrative	25	21	62	45
Depreciation and amortization	103	105	209	209
Impairments of property, plant and equipment and goodwill	—	—	—	28
Taxes other than income tax	18	17	36	35
Total Cost and Expenses	663	435	1,427	937
Operating Income	124	80	330	226
Other Income (Expense):
Interest expense	(42)	(46)	(84)	(93)
Equity in earnings of equity method affiliate	—	5	1	11
Other, net	6	5	6	5
Total Other Expense	(36)	(36)	(77)	(77)
Income Before Income Tax	88	44	253	149
Income tax benefit	—	—	—	—
Net Income	$88	$44	$253	$149
Less: Net income (loss) attributable to noncontrolling interest	1	—	2	(7)
Net Income Attributable to Limited Partners	$87	$44	$251	$156
Less: Series A Preferred Unit distributions	8	9	17	18
Net Income Attributable to Common Units	$79	$35	$234	$138

Basic and diluted earnings per unit
Basic	$0.18	$0.08	$0.53	$0.32
Diluted	$0.18	$0.08	$0.52	$0.30

Exhibit 99.1

ENABLE MIDSTREAM PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(In millions)
Reconciliation of Gross margin to Total Revenues:
Consolidated
Product sales	$460	$196	$1,087	$484
Service revenues	327	319	670	679
Total Revenues	787	515	1,757	1,163
Cost of natural gas and natural gas liquids (excluding depreciation and amortization)	426	177	945	403
Gross margin	$361	$338	$812	$760

Reportable Segments
Gathering and Processing
Product sales	$461	$193	$889	$468
Service revenues	212	198	408	400
Total Revenues	673	391	1,297	868
Cost of natural gas and natural gas liquids (excluding depreciation and amortization)	437	176	835	387
Gross margin	$236	$215	$462	$481

Transportation and Storage
Product sales	$135	$59	$467	$134
Service revenues	118	124	268	283
Total Revenues	253	183	735	417
Cost of natural gas and natural gas liquids (excluding depreciation and amortization)	128	59	385	137
Gross margin	$125	$124	$350	$280

Exhibit 99.1

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(In millions, except Distribution coverage ratio)
Reconciliation of Adjusted EBITDA and DCF to net income attributable to limited partners and calculation of Distribution coverage ratio:
Net income attributable to limited partners	$87	$44	$251	$156
Depreciation and amortization expense	103	105	209	209
Interest expense, net of interest income	42	45	84	92
Distributions received from equity method affiliate in excess of equity earnings	—	4	3	8
Non-cash equity-based compensation	4	3	8	7
Change in fair value of derivatives (1)	19	12	29	2
Equity AFUDC and other non-cash items (2)	(4)	17	(5)	22
Impairments of property, plant and equipment and goodwill	—	—	—	28
Gain on extinguishment of debt	—	(5)	—	(5)
Noncontrolling Interest Share of Adjusted EBITDA	—	(1)	—	(9)
Adjusted EBITDA	$251	$224	$579	$510
Series A Preferred Unit distributions (3)	(8)	(9)	(17)	(18)
Distributions for phantom and performance units (4)	—	(1)	—	(1)
Adjusted interest expense (5)	(41)	(45)	(83)	(92)
Maintenance capital expenditures	(18)	(22)	(34)	(38)
Current income tax	—	1	—	1
DCF	$184	$148	$445	$362

Distributions related to common unitholders (6)	$72	$72	$144	$144

Distribution coverage ratio (7)	2.56	2.06	3.09	2.51
___________________
(1)Change in fair value of derivatives includes changes in the fair value of derivatives that are not designated as hedging instruments.
(2)Other non-cash items includes write-downs and gains and loss on sale and retirement of assets.
(3)This amount represents the quarterly cash distributions on the Series A Preferred Units declared for the three months ended June 30, 2021 and 2020. In accordance with the Partnership Agreement, the Series A Preferred Unit distributions are deemed to have been paid out of available cash with respect to the quarter immediately preceding the quarter in which the distribution is made.
(4)Distributions for phantom and performance units represent distribution equivalent rights paid in cash. Phantom unit distribution equivalent rights are paid during the vesting period and performance unit distribution equivalent rights are paid at vesting.
(5)See below for a reconciliation of Adjusted interest expense to Interest expense.
(6)Represents cash distributions declared for common units outstanding as of each respective period. Amounts for 2021 reflect estimated cash distributions for common units outstanding for the quarter ended June 30, 2021.
(7)Distribution coverage ratio is computed by dividing DCF by Distributions related to common unitholders.

Exhibit 99.1

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(In millions)
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by operating activities	$190	$111	$413	$311
Interest expense, net of interest income	42	45	84	92
Noncontrolling interest share of cash provided by operating activities	(2)	(1)	(3)	(2)
Current income tax	—	1	—	1
Equity AFUDC and other non-cash items (1)	2	(2)	(1)	2
Proceeds from insurance	(1)	—	—	—
Changes in operating working capital which (provided) used cash:
Accounts receivable	41	30	75	(30)
Accounts payable	(4)	12	(14)	70
Other, including changes in noncurrent assets and liabilities	(36)	12	(7)	56
Return of investment in equity method affiliate	—	4	3	8
Change in fair value of derivatives (2)	19	12	29	2
Adjusted EBITDA	$251	$224	$579	$510
____________________
(1)Other non-cash items includes write-downs of assets.
(2)Change in fair value of derivatives includes changes in the fair value of derivatives that are not designated as hedging instruments.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(In millions)
Reconciliation of Adjusted interest expense to Interest expense:
Interest expense	$42	$46	$84	$93
Interest income	—	(1)	—	(1)
Amortization of premium on long-term debt	—	—	—	1
Capitalized interest on expansion capital	1	1	2	1
Amortization of debt expense and discount	(2)	(1)	(3)	(2)
Adjusted interest expense	$41	$45	$83	$92

Exhibit 99.1
ENABLE MIDSTREAM PARTNERS, LP
OPERATING DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Operating Data:
Natural gas gathered volumes—TBtu	399	377	767	788
Natural gas gathered volumes—TBtu/d	4.39	4.14	4.24	4.33
Natural gas processed volumes—TBtu (1)	200	185	385	408
Natural gas processed volumes—TBtu/d (1)	2.20	2.04	2.13	2.24
NGLs produced—MBbl/d (1)(2)	145.61	112.78	132.33	116.82
NGLs sold—MBbl/d (2)(3)	147.62	122.99	133.82	122.15
Condensate sold—MBbl/d	6.76	5.68	6.77	6.96
Crude oil and condensate gathered volumes—MBbl/d	110.98	84.68	112.17	112.97
Transported volumes—TBtu	499	495	1,048	1,092
Transported volumes—TBtu/d	5.44	5.40	5.77	5.98
Interstate firm contracted capacity—Bcf/d	5.73	5.78	6.13	6.13
Intrastate average deliveries—TBtu/d	1.57	1.67	1.61	1.87
____________________
(1)Includes volumes under third-party processing arrangements.
(2)Excludes condensate.
(3)NGLs sold includes volumes of NGLs withdrawn from inventory or purchased for system balancing purposes.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Anadarko
Gathered volumes—TBtu/d	2.14	1.89	2.07	2.09
Natural gas processed volumes—TBtu/d (1)	1.93	1.73	1.86	1.90
NGLs produced—MBbl/d (1)(2)	132.77	100.34	120.47	103.46
Crude oil and condensate gathered volumes—MBbl/d	79.97	61.40	80.36	87.94
Arkoma
Gathered volumes—TBtu/d	0.40	0.39	0.39	0.41
Natural gas processed volumes—TBtu/d (1)	0.07	0.08	0.07	0.08
NGLs produced—MBbl/d (1)(2)	4.48	4.05	3.99	3.97
Ark-La-Tex
Gathered volumes—TBtu/d	1.85	1.86	1.78	1.83
Natural gas processed volumes—TBtu/d	0.20	0.23	0.20	0.26
NGLs produced—MBbl/d (2)	8.36	8.39	7.87	9.39
Williston
Crude oil gathered volumes—MBbl/d	31.01	23.28	31.81	25.03
__________________
(1)Includes volumes under third-party processing arrangements.
(2)Excludes condensate.